                                  Exhibit FS-7


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                       PRO FORMA
                                                         ACTUAL       ADJUSTMENTS       PRO FORMA
                                                       ----------     -----------       ----------
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                          $  350,041     $1,700,000(1)     $2,050,041
    Accounts receivable, net of allowances                                                      --
       of $39,529                                         964,954                          964,954
    Inventories, at average cost                          111,334                          111,334
    Deferred energy supply costs                           26,048                           26,048
    Prepayments                                            58,258                           58,258
    Deferred income taxes, net                                 --                               --
                                                       ----------     ----------        ----------
                                                        1,510,635      1,700,000         3,210,635
                                                       ----------     ----------        ----------

INVESTMENTS
    Investment in leveraged leases                         51,089                           51,089
    Funds held by trustee                                 298,187                          298,187
    Other investments                                      69,106                           69,106
                                                       ----------     ----------        ----------
                                                          418,382                          418,382
                                                       ----------     ----------        ----------

PROPERTY, PLANT AND EQUIPMENT
    Electric generation                                   910,744                          910,744
    Electric transmission and distribution              2,761,449                        2,761,449
    Gas transmission and distribution                     285,341                          285,341
    Other electric and gas facilities                     410,020                          410,020
    Telecommunications, thermal systems, and other
       property, plant, and equipment                     190,981                          190,981
                                                       ----------     ----------        ----------
                                                        4,558,535                        4,558,535
    Less: Accumulated depreciation                      1,853,175                        1,853,175
                                                       ----------     ----------        ----------
    Net plant in service                                2,705,360                        2,705,360
    Construction work-in-progress                         458,261                          458,261
    Leased nuclear fuel, at amortized cost                 22,412                           22,412
    Goodwill, net                                         335,536                          335,536
                                                       ----------     ----------        ----------
                                                        3,521,569                        3,521,569
                                                       ----------     ----------        ----------

DEFERRED CHARGES AND OTHER ASSETS
    Recoverable stranded costs, net                       966,929                          966,929
    Deferred recoverable income taxes                      75,308                           75,308
    Deferred energy supply costs                           25,039                           25,039
    Deferred debt refinancing costs                        19,373                           19,373
    Deferred other postretirement benefit costs            28,732                           28,732
    Prepaid pension costs                                  82,015                           82,015
    Unamortized debt expense                               28,410                           28,410
    License fees                                           21,268                           21,268
    Other                                                  75,941                           75,941
                                                       ----------     ----------        ----------
                                                        1,323,015                        1,323,015
                                                       ----------     ----------        ----------
TOTAL ASSETS                                           $6,773,601     $1,700,000        $8,473,601
                                                       ==========     ==========        ==========


See accompanying description of pro forma adjustments.

                                  Exhibit FS-7


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                    PRO FORMA
                                                                     ACTUAL        ADJUSTMENTS         PRO FORMA
                                                                  -----------      -----------        -----------

CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
    Short-term debt                                               $   782,922                         $   782,922
    Long-term debt due within one year                                216,040                             216,040
    Variable rate demand bonds                                        158,430                             158,430
    Accounts payable                                                  573,191                             573,191
    Taxes accrued                                                     151,631                             151,631
    Interest accrued                                                   45,748                              45,748
    Dividends payable                                                  23,891                              23,891
    Deferred energy supply costs                                           --                                  --
    Current capital lease obligation                                   15,600                              15,600
    Above-market purchased energy contracts
       and other electric restructuring liabilities                    23,361                              23,361
    Deferred income taxes, net                                          8,491                               8,491
    Other                                                             119,161                             119,161
                                                                  -----------      -----------        -----------
                                                                    2,118,466                           2,118,466
                                                                  -----------      -----------        -----------

DEFERRED CREDITS AND OTHER LIABILITIES
    Other postretirement benefits obligation                           91,746                              91,746
    Deferred income taxes, net                                        735,750                             735,750
    Deferred investment tax credits                                    56,465                              56,465
    Regulatory liability for New Jersey income tax benefit             49,262                              49,262
    Above-market purchased energy contracts
       and other electric restructuring liabilities                    91,467                              91,467
    Deferred gain on termination of purchased energy contract              --                                  --
    Derivative instruments                                             99,978                              99,978
    Other                                                              60,952                              60,952
                                                                  -----------      -----------        -----------
                                                                    1,185,620                           1,185,620
                                                                  -----------      -----------        -----------

CAPITALIZATION
    Common stock: $0.01 per share par value;
       150,000,000 shares authorized; shares outstanding - -
       82,967,179 actual and pro forma                                    830                                 830
    Class A common stock: $0.01 per share par value;
       10,000,000 shares authorized; shares outstanding - -
       5,742,315 actual and pro forma                                      57                                  57
    Additional paid-in capital - - common stock                     1,027,817                           1,027,817
    Additional paid-in capital - - Class A common stock                93,738                              93,738
    Retained earnings / (Accumulated deficit )                        178,488                             178,488
    Treasury shares, at cost:
       130,604 shares in 2000 actual and pro forma                         --                                  --
    Unearned compensation                                              (2,428)                             (2,428)
    Accumulated other comprehensive income                            (55,662)                            (55,662)
                                                                  -----------      -----------        -----------
       Total common stockholders' equity                            1,242,840                           1,242,840
    Preferred stock of subsidiaries:
       Not subject to mandatory redemption                             95,933                              95,933
       Subject to mandatory redemption                                177,450                             177,450
    Long-term debt                                                  1,953,292        1,700,000(1)       3,653,292
                                                                  -----------      -----------        -----------
                                                                    3,469,515        1,700,000          5,169,515
                                                                  -----------      -----------        -----------
Commitments and Contingencies                                              --                                  --
                                                                  -----------      -----------        -----------
TOTAL CAPITALIZATION AND LIABILITIES                              $ 6,773,601      $ 1,700,000        $ 8,473,601
                                                                  ===========      ===========        ===========


See accompanying description of pro forma adjustments.

                                  Exhibit FS-8


                            CONECTIV AND SUBSIDIARIES
             ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                           PRO FORMA
                                                           ACTUAL         ADJUSTMENTS         PRO FORMA
                                                         -----------      -----------        -----------

OPERATING REVENUES
    Electric                                             $ 3,310,467                         $ 3,310,467
    Gain on sales of electric generating plants              297,140                             297,140
    Gas                                                    1,955,817                           1,955,817
    Other services                                           534,242                             534,242
                                                         -----------      -----------        -----------
                                                           6,097,666                           6,097,666
                                                         -----------      -----------        -----------

OPERATING EXPENSES
    Electric fuel and purchased energy and capacity        2,027,525                           2,027,525
    Gas purchased                                          1,881,565                           1,881,565
    Other services' cost of sales                            457,740                             457,740
    Special charges                                               --                                  --
    Gain on sale of interest in nuclear plants               (16,612)                            (16,612)
    Operation and maintenance                                513,193                             513,193
    Depreciation and amortization                            248,696                             248,696
    Taxes other than income taxes                             76,947                              76,947
                                                         -----------      -----------        -----------
                                                           5,189,054                           5,189,054
                                                         -----------      -----------        -----------
OPERATING INCOME                                             908,612                             908,612
                                                         -----------      -----------        -----------

OTHER INCOME                                                  72,275           79,900(2)         152,175
                                                         -----------      -----------        -----------

INTEREST EXPENSE
    Interest charges                                         216,528          113,050(3)         329,578
    Allowance for borrowed funds used during
       construction and capitalized interest                 (16,449)                            (16,449)
                                                         -----------      -----------        -----------
                                                             200,079          113,050            313,129
                                                         -----------      -----------        -----------

PREFERRED STOCK DIVIDEND
    REQUIREMENTS OF SUBSIDIARIES                              20,427                              20,427
                                                         -----------      -----------        -----------

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                          760,381          (33,150)           727,231

INCOME TAXES                                                 319,637          (13,260)(4)        306,377
                                                         -----------      -----------        -----------

INCOME FROM CONTINUING OPERATIONS                            440,744          (19,890)           420,854

DISCONTINUED TELECOMMUNICATION OPERATIONS
    LOSS FROM OPERATIONS, NET OF INCOME TAXES                (23,885)                            (23,885)
    LOSS FROM DISPOSAL, NET OF INCOME TAXES                 (118,788)                           (118,788)
                                                         -----------      -----------        -----------

NET INCOME                                               $   298,071      $   (19,890)       $   278,181
                                                         ===========      ===========        ===========


EARNINGS (LOSS) APPLICABLE TO COMMON STOCK
    Common stock
    Continuing Operations                                $   429,159      $   (19,890)(5)    $   409,269
    Discontinued telecommunication operations
       Loss from operations                                  (23,885)                            (23,885)
       Loss from disposal                                   (118,788)                           (118,788)
    Class A common stock                                      11,585                              11,585
                                                         -----------      -----------        -----------
                                                         $   298,071      $   (19,890)       $   278,181
                                                         ===========      ===========        ===========

COMMON STOCK
AVERAGE SHARES OUTSTANDING (000)
    Common stock                                              82,702                              82,702
    Class A common stock                                       5,742                               5,742

EARNINGS (LOSS) PER AVERAGE SHARE--BASIC AND DILUTED
    Common stock
    Continuing Operations                                $      5.19      $     (0.24)       $      4.95
    Discontinued telecommunication operations
       Loss from operations                                    (0.29)                              (0.29)
       Loss from disposal                                      (1.44)                              (1.44)
    Class A common stock                                        2.02                                2.02

DIVIDENDS DECLARED PER SHARE
    Common stock                                          $      0.88                        $      0.88
    Class A common stock                                  $      2.65                        $      2.65


See accompanying description of pro forma adjustments.

                            Exhibit FS-7 & FS-8 Notes



PRO FORMA ADJUSTMENTS

                                                                                   ($000's)
                                                                                  ----------

(1)     Cash proceeds were assumed to be received from long-term debt issued at 6.65%, as a result of securitization of stranded costs, including stranded costs that are expected to result from
        buy-outs or buy-downs of purchased power contracts in addition to those which had occurred through June 30, 2001. The cash proceeds
        were assumed to be temporarily invested and earn a return of 4.7%.        $1,700,000
                                                                                  ----------

(2)     Other income increased due to the 4.7% return assumed to be earned on the temporarily invested proceeds from the issuance of $1,700,000
        of long-term debt.                                                        $   79,900
                                                                                  ----------

(3)     Interest expense increased due to the $1,700,000 of long-term debt
        which was assumed to be issued at 6.65%.                                  $  113,050
                                                                                  ----------

(4) Represents the tax benefit, estimated to be 40%, from the decrease in pre-tax income due to the additional interest expense, net of the income on the invested proceeds.

(5) For purposes of this pro forma, the change in earnings was assumed to impact only earnings applicable to common stock and not affect earnings applicable to Class A common stock.